Exhibit 4.7


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND THE LAWS OF SUCH FOREIGN JURISDICTION HAVE BEEN SATISFIED.

                               SUMMUS, INC. (USA)

Warrant No.: 745S
Warrant Issue Date: OCTOBER __, 2003
Warrant Is Exercisable After: OCTOBER __, 2003
Warrant Expiration Date: OCTOBER __, 2008

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                  This Warrant is issued as of OCTOBER 21, 2003, by Summus, Inc.
(USA), a Florida corporation (the "COMPANY"), to ____________________., or permitted assigns (the "HOLDER").

         1. ISSUANCE OF WARRANT; TERM; PRICE; REGISTRATION.

                  1.1 ISSUANCE. The Holder is purchasing 200 SHARES of the Company's Series E Convertible Preferred Stock (the "Preferred Stock") under a Subscription Agreement dated OCTOBER __, 2003, (the "Stock Subscription"). In consideration of the Stock Subscription, the receipt and sufficiency of which is hereby acknowledged, the Company hereby grants to Holder the right to purchase 500,000 fully paid and non-assessed shares of Common Stock of the Company (the "Warrant Shares").

                  1.2 TERM. This Warrant shall be exercisable at any time and from time to time in whole or in part during the period commencing on OCTOBER __, 2003, and ending on OCTOBER __, 2008. After the close of business on the Warrant Expiration Date, the Warrant will become wholly void and of no value.

                  1.3 EXERCISE PRICE. The exercise price (the "Warrant Price") per share for which any or all of the Warrant Shares may be purchased pursuant to the terms of this Warrant shall be $0.35 per share, subject to adjustment as provided herein. The Warrant Price shall be payable (i) in cash or by bank cashier's check payable to the order of the Company.

                  1.4 REGISTRATION. The Holder understands that, other than the Series E Registration Rights Agreement between the Company and the Holder, dated OCTOBER __, 2003, the Company is under no obligation to register the shares into which this Warrant is convertible or make an exemption from registration available and that the Company has not represented that it will make any attempt to so register this Warrant or to make such an exemption thereto available.

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         2. ADJUSTMENT OF WARRANT PRICE, NUMBER AND KIND OF SHARES. The Warrant
Price and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time and the Company agrees to provide notice upon the happening of certain events as follows:

                  2.1 DIVIDENDS IN STOCK ADJUSTMENT. In case, at any time or from time to time on or after the date hereof, the holders of the Preferred Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Preferred Stock on the date thereof and had thereafter, during the period from the date thereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this subsection 2.1 and subsections 2.2 and 2.3 of this Section 2.

                  2.2 RECLASSIFICATION OR REORGANIZATION ADJUSTMENT. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation, the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, then and in each such case the Company shall give the holder of this Warrant at least thirty (30) days notice of the proposed effective date of such transaction, and the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in subsections 2.1 and 2.3 of this Section 2.

                  2.3 STOCK SPLITS AND REVERSE STOCK SPLITS. If, at any time on or after the date hereof, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if, at any time on or after the date hereof, the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

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         3. NO FRACTIONAL SHARES. No fractional shares will be issued in connection with any exercise of this Warrant hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share issuable under the Warrant on the date of exercise, less the portion of the Exercise Price attributable to such fraction.

         For purposes hereof, the "Fair Market Value" of a share of Common Stock shall mean, as of any specific date of determination (the "Determination Date"):

         (a) the price per share of such Common Stock equal to the average of the last sale price of such Common Stock on each of the ten trading days prior to the Determination Date on the principal national securities exchange on which the Common Stock may at the time be listed, or, if there shall have been no sales on such exchange on any such trading day, the average of the closing bid and asked prices on such exchange on such trading day;

         (b) if the Common Stock is not listed on national securities exchange, the average of the closing sales prices as reported by Nasdaq at the end of each of the ten trading days prior to the Determination Date in the over-the-counter market; and

         (c) in the absence of the listing of the Common Stock on any national securities exchange or an interdealer quotation system, an amount as reasonably determined in good faith by the Company's Board of Directors upon a review of relevant factors and reflecting the unique characteristics of the Company.

         4. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle its holder to any of the rights of a stockholder of the Company until the holder has exercised this Warrant in accordance with Section 6 hereof.

         5. RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable the Company will use its best efforts to reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of shares to which the Holder is entitled upon exercise of this Warrant.

         6. EXERCISE OF WARRANT. The Warrant shall be exercisable by (i) delivery to the Company of the form of notice of exercise attached hereto as EXHIBIT A duly completed and signed by the Holder or by the duly appointed legal representative or duly authorized attorney thereof, and (ii) within five business days thereafter, depositing with the Company the certificate evidencing the Warrant and paying the aggregate Warrant Price for the number of shares of Common Stock in respect of which the Warrant is being exercised; provided, that the Warrant Price must in any event be paid and the certificate representing the Warrant deposited with the Company prior to the close of business on the fifth business day following delivery of such notice. Upon each partial exercise of

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the Warrant, a new Warrant evidencing the balance of the shares of Common Stock issuable hereunder will be issued to the Holder, as soon as reasonably practicable, on the same terms as the Warrant partially exercised. After the earlier to occur of (i) the declaration of effectiveness of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement (the "Registration Rights Agreement") dated as of October 21, 2003, between the Company and the Holder, or (ii) the expiration of sixty (60) days after the Filing Date (as defined in the Registration Rights Agreement), and notwithstanding anything else to the contrary contained in this Warrant, if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock. "MARKET PRICE," as of any date, (i) means the average of the last reported sale prices for the shares of Common Stock on the the Over-the-Counter Bulletin Board (the "Bulletin Board") for the five (5) trading days immediately preceding such date as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holder of this Warrant and the Company ("Bloomberg"), or (ii) if the Bulletin Board is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or, at the option of a majority-in-interest of the holders of the outstanding Warrants by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the corporation. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                  Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company (including shares of Series E Preferred Stock (as defined in the Subscription Agreement)) subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made,

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would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause
(i) hereof. Notwithstanding anything in this Warrant to the contrary, the restrictions on exercise of this Warrant set forth in this paragraph shall not be amended without (i) the written consent of the Holder and the Company and
(ii) the approval of the holders of a majority of the Common Stock present or represented by proxy, and voting at any meeting called to vote on the amendment of such restriction.


         7. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

         8. NOTICE OF PROPOSED TRANSFERS. This Warrant is transferable by the Holder hereof subject to compliance with this Section 8. Prior to any proposed transfer of this Warrant or the Warrant Shares received pursuant to the exercise of this Warrant (the "Securities"), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the proposed transfer, the Holder thereof shall (i) provide to the Company a letter of representation, addressed from the proposed transferee to the Company, acceptable to the Company and its counsel, and (ii) give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that enforcement action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company; PROVIDED, HOWEVER, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate of such Holder or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. In connection with any transfer of this Warrant, the Holder shall provide the Company with funds sufficient to pay any applicable transfer taxes or evidence that any such transfer taxes have been paid or that no such transfer taxes are

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due. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

         9. REPLACEMENT OF WARRANTS. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         10. DIVIDENDS AND DISTRIBUTIONS. For so long as any part of this Warrant remains outstanding and unexercised, the Company will, upon the declaration of a cash dividend upon its Common Stock or other distribution to the holders of its Common Stock and at least ten (10) days prior to the record date, notify the Holder hereof of such declaration, which notice will contain, at a minimum, the following information: (i) the date of the declaration of the dividend or distribution, (ii) the amount of such dividend or distribution (iii) the record date of such dividend or distribution, and (iv) the payment date or distribution date of such dividend or distribution. The Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor the amount of such other or additional securities or other property (other than cash) of the Company which such Holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date thereof and had thereafter, during the period from the date thereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments pursuant to Section 2.

         11. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of North Carolina. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the holder of this Warrant shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three (3) days after deposit in the U.S. Mail.

         12. TAXES. The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of a Holder) that may be imposed in respect of the issuance or delivery of the Warrant Shares or any portion thereof, unless any such tax or charge is imposed by law upon the Holder, in which case such tax or charge shall be paid by the Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or if it has been established to the satisfaction of the Company that no such tax or other charge is due.

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         13. AMENDMENT. Any tem of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 13 shall be binding upon the Holder of this Warrant, each future holder of such Warrant, and the Company.

         14. REMEDIES. In the event of any default or threatened default by the Company in the performance of or observance with any of the terms of this Warrant, it is agreed that remedies at law are not and will not be adequate for the Holder and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         IN WITNESS WHEREOF, the undersigned officer of the Company has set his hands as of the date first above written.


                                           SUMMUS, INC. (USA)



                                           BY: _________________________
                                               BJORN JAWERTH
                                               CHIEF EXECUTIVE OFFICER



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                                    EXHIBIT A
                               NOTICE OF EXERCISE

               [TO BE EXECUTED ONLY UPON EXERCISE OF THE WARRANT]

         The undersigned registered owner of Warrant No. _____, dated ______________________, to purchase Common Stock of Summus, Inc. (USA). (the "Company"), irrevocably exercises such Warrant for the purchase of _____ shares of Common Stock of the Company, and hereby undertakes to make payment therefor and to deposit with the Company the certificate representing such Warrant or, if the resale of such Common Stock by the undersigned is not currently registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, by surrender of securities issued by the Company (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with Section 6 of the Warrant) equal to $_________, in each case as set forth in Section 6 thereof and at the price and on the terms and conditions specified therein. The undersigned requests that certificates for the shares of Common Stock to be purchased pursuant hereto be issued in the name of and delivered to _________________, whose address is __________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder be delivered to the undersigned.



                                           _____________________________________
                                           (Name of Registered Owner)


                                           _____________________________________
                                           (Signature of Registered Owner)


                                           _____________________________________
                                           (Street Address)


                                           _____________________________________
                                           (City, State & Zip Code)


Notice: The signature on this notice of exercise must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.